                                                                    EXHIBIT 10.1

                      BROWN & SHARPE MANUFACTURING COMPANY
                           1999 EQUITY INCENTIVE PLAN


1. PURPOSE

     The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Brown & Sharpe Manufacturing Company (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other individuals or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through awards based on the Company's common stock, either Class A Common Stock, $1 par value or Class B Common Stock, $1 par value ("Stock"), and cash incentives.

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Other Stock-Based Awards, or loans or supplemental grants, or combinations thereof, all as more fully described below.

2. ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company
(the "Board"), the Plan will be administered by a committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as any Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), at least two members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Outside Directors"). If any member of the Committee is not an Outside Director, or a non-employee director, a sub-committee (the "Sub-Committee") consisting solely of the non-employee directors and Outside Directors shall administer the Plan in connection with Awards to "officers" of the Company within the meaning of Section 16(b) of the 1934 Act or with respect to any Award intended to be exempt under Section 162(m)(3) of the Code. Any references to the Committee in this Plan shall also mean the Sub-Committee.

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award, including provisions for accelerated vesting upon the achievement of Company stock price levels; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under the Award and waive any terms or conditions of an Award; (f) subject to the provisions of
Section 6.1(b), amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

3. EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after February 11, 2009 (the 10th anniversary of day before Board approval), but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

     (a)  Number of Shares.  Subject to adjustment as provided in Section
          ----------------
8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 1,800,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award and shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award shall also be available for future grants. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     (b)  Special Limitations Applicable to Certain Awards.  Subject to
          ------------------------------------------------
adjustment as provided in Section 8.6(a) to the extent such adjustment is consistent with the continued satisfaction with respect to Awards of the requirements of Section 162(m)(4)(C) of the Code, the maximum number of shares of Stock for which Options and Stock Appreciation Rights may be awarded under the Plan to any participant during any one year period is in the case of each such form of Award 350,000 shares. For maximum limits relating to Performance Awards, see Section 6.5 below.
        ---

     (c)  Shares to be Delivered.  Stock delivered under the Plan may be
          ----------------------
either authorized but unissued Stock or previously issued Stock acquired and held by the Company. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION

     Each key employee of the Company or any of its subsidiaries (an
"Employee") and each other individual or entity (other than employees of the Company or any of its subsidiaries, but including without limitation directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, other individual or entity receiving an Award, "a Participant"). Participants shall also include individuals who have accepted an offer of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company (a "New Hire"). For purposes of the Plan, a "subsidiary" is any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in or of the other corporation in such chain. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6. TYPES OF AWARDS

6.1 Options.

     (a)  Nature of Options.  An option ("Option") is an Award giving the
          -----------------
recipient the right on exercise thereof to purchase Stock.

     Both "incentive stock options", as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without consent of the Option holder.

     (b)  Exercise Price.  The exercise price of an Option will be
          --------------
determined by the Committee subject to the following:

           (1) The exercise price of an Option shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the effective date of the Option.

           (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

           (3) The Committee may not reduce the exercise price of an Option at any time after the time of grant, with or without the consent of the Option holder, thereby prohibiting the cancellation of higher prices and the reissue of lower priced Options ("Repriced Options").

     (c)  Duration of Options.  The latest date on which an Option may be
          -------------------
exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d)  Exercise of Options.  An Option will become exercisable at such
          -------------------
time or times, and on such conditions, as the Committee may specify, including provisions for acceleration of vesting upon the achievement of certain Company stock price levels. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which an option becomes exercisable. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised. If desired the Committee may provide for vesting prior to the date the Option becomes exercisable.

     (e)  Payment for Stock.  Stock purchased on exercise of an Option must
          -----------------
be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing his Option (or in the case of an Option which is not an ISO, by the Committee at or after the grant of the Option), (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, (ii) by delivery of a promissory note of the Participant to the Company containing such terms as are specified by the Committee (provided that if the Stock delivered upon exercise of the Option is an original issue of authorized but unissued Stock, at least so much of the exercise price as represents the par value of the Stock shall be paid in cash), (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

     (f)  Discretionary Payments.  If (i) the market price of shares of
          ----------------------
Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (valued at fair market value) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

     (g)  Reload Awards.  The Committee may provide that upon the exercise
          -------------
of an Award through the tender of previously owned shares of Stock, the Participant or other person exercising the award will automatically receive a new Award of like kind covering a number of shares of Stock tendered in payment of the exercise price of the first Award.

6.2  Stock Appreciation Rights.

     (a)  Nature of Stock Appreciation Rights.  A Stock Appreciation Right
          -----------------------------------
("Stock Appreciation Right" or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

     (b)  Grant of Stock Appreciation Rights.  Stock Appreciation Rights
          ----------------------------------
may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)  Rules Applicable to Tandem Awards.  When Stock Appreciation
               ---------------------------------
     Rights are granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option and may be exercised only when the market price of the Stock, subject to the Option, exceeds the exercise price; (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to fewer than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and
     (D) the Stock Appreciation Right will be transferable only with the related Option.

          (2)  Exercise of Independent Stock Appreciation Rights.  A Stock
               -------------------------------------------------
     Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which a Stock Appreciation Right becomes exercisable. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

          Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

6.3 Restricted and Unrestricted Stock.

     (a)  Grant of Restricted Stock.  Subject to the terms and provisions
          -------------------------
of the Plan, the Committee may grant or sell shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

     (b)  Restricted Stock Agreement.  The Committee may require, as a
          --------------------------
condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award and making payment of the purchase price. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, in the resolution approving the Award, or in such other manner as it deems appropriate. The stock certificate representing the Restricted Stock shall be appropriately legended to reflect the applicable restrictions.

     (c)  Transferability and Other Restrictions.  Except as otherwise
          --------------------------------------
provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee

(such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section 7.2(a)) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

     During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

     (d)  Removal of Restrictions.  Except as otherwise provided in this
          -----------------------
Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become free from restrictions under the Plan upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on leave of absence (or other unpaid absence) from the Company shall, to the extent the Restricted Period relates to the passage of time, toll such time period.
The Committee shall have the right at any time, in its sole discretion, immediately to waive or accelerate all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

     (e)  Notice of Election. Any Participant making an election under
          ------------------
Section 83(b) of the Code with respect to Restricted Stock must give a copy of the election to the Company within ten days after filing with the Internal Revenue Service.

     (f)  Voting Rights, Dividends and Other Distributions.  During the
          ------------------------------------------------
Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

     (g)  Other Awards Settled with Restricted Stock.  The Committee may,
          ------------------------------------------
at the time any Award described in this Section 6 is granted, provide that any or all of the Stock delivered pursuant to the Award will be Restricted Stock.

     (h)  Unrestricted Stock.  Subject to the terms and provisions of the
          ------------------
Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

6.4 Deferred Stock.

     A Deferred Stock Award ("Deferred Stock Award") is an unfunded and unsecured promise by the Company to deliver shares of Stock in the future ("Deferred Stock"). Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Committee may provide that any or all of the Stock delivered pursuant to the Award will be Deferred Stock.

6.5 Performance Awards.

     The Committee may, at the time an Award described in Sections 6.1, 6.2, 6.3, 6.4 or 6.7 is granted, impose the additional condition that performance goals must be met prior to the Participant's realization of any vesting, payment or benefit under the Award. In addition, the Committee may make awards entitling the Participant to receive an amount in cash upon attainment of specified performance goals (a "Cash Incentive"). Any Award or Cash Incentive made subject to performance goals as described in the preceding two sentences shall be a "Performance Award" subject to the provisions of this Section 6.5 in addition to any other applicable provisions of the Plan or the Award. Performance Awards may consist of Cash Incentives or Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, other than Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Qualified Performance Awards") or Cash Incentives or Awards that either are not intended so to qualify or are Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Other Performance Awards"). The Committee will determine the performance measures, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Performance Award. The performance measures to which a Performance Award is subject may be related to personal performance, corporate performance, departmental performance, or any other category of performance established by the Committee, including the achievement of specified Company stock price levels. In the case of a Qualified Performance Award, payment under the Award or of the Cash Incentive must be conditioned on the satisfaction of one or more "qualified performance measures" preestablished by the Committee in accordance with the rules under Section 162(m) of the Code and on certification (within the meaning of the rules under Section 162(m) of the Code) by the Committee that such measure or measures have been met or exceeded. For purposes of the preceding sentence, a qualified performance measure is an objectively determinable measure of performance based on any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A qualified performance measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum number of shares of Stock subject to Performance Awards (other than Cash Incentives) awarded to any Participant in any one year period shall be 350,000 shares. The maximum amount payable under Cash Incentives to any Participant for any year shall be $500,000.

6.6  Loans and Supplemental Grants.

     (a)  Loans.  The Company may make a loan to a Participant, either at
          -----
the time of or after the grant to him or her of any Award. Such a loan may be made in connection with either the purchase of Stock under the Award or the payment of any federal, state, and local income tax in respect of income recognized as a result of the Award. The Committee will have full authority to decide whether to make such a loan and to determine the amount, terms and conditions of the loan, including the interest rate (which may be zero), whether the loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan may have a term (including extensions) exceeding ten years in duration.

     (b)  Cash Grants.  In connection with any Award, the Committee may at
          -----------
the time such Award is made or at a later date provide for and make a cash payment to the Participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the Participant will be liable with respect to the Award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the Participant's income tax liabilities arising from all payments under this Section 6, all based on such reasonable estimates of applicable tax rates as the Committee may determine.

6.7 Other Stock-Based Awards.

     (a)   Nature of Awards.  The Committee may grant other Awards under
           ----------------
which Stock is or may in the future be acquired ("Other Stock-Based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

     (b)  Purchase Price; Form of Payment.  The Committee may determine the
          -------------------------------
consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

     (c)  Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver
          -----------------------------------------------------------------
of Restrictions.  The Committee may determine the conditions under which an
---------------
Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

7.1 Death or Disability.

          Except as the Committee may otherwise determine, if a Participant dies or becomes permanently and totally disabled (as determined by the Committee), the following will apply:

          (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death or such permanent and total disability, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution or the Participant's guardian, at any time within the one year period ending with the first anniversary of the Participant's death or permanent and total disability, as the case may be (or such shorter or longer period as the Committee may determine), and shall thereupon terminate, and if such a participant thereafter dies while the option is still exercisable, the option will be exercisable for one year from that date. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. All Options and Stock Appreciation Rights held by a Participant immediately prior to death or such permanent and total disability that are not then exercisable shall accelerate and become vested at death or such permanent and total disability.

          (b) All Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant in accordance with Section 6.3(c)).

          (c) Any payment or benefit under a Deferred Stock Award, Performance Award, Supplemental Grant, or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to death or such permanent and total disability will be forfeited and the Award canceled as of the time of death or such permanent and total disability.

7.2  Termination of Service (Other Than By Death or Disability).

          If (i) a Participant who is an Employee ceases to be an Employee for any reason other than death or disability (as defined above), (ii) there is a termination (other than by reason of death or disability or satisfactory completion of the project or service as determined by the Committee) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder or (iii) a New Hire's offer of employment is terminated prior to the New Hire commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), then, except as the Committee may otherwise determine, the following will apply:

          (a) All Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or one year in the case of retirement at or after age 60 with the consent of the Company), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this
Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of
(i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies. A Status Change will be deemed to have occurred, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an employee of the Company or its Subsidiaries) and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Subsidiaries in some other capacity).

          (b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

          (c) Any payment or benefit under a Deferred Stock Award, Performance Award, Supplemental Grant, or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

7.3.1 Change in Control Provision.

          As used herein, a Change in Control and related definitions shall have the meanings as set forth in Section 7.3.3 below.

          Immediately prior to the occurrence of a Change in Control:

          (a) Each Option and Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

          (b) Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Award, Supplemental Grant, and Other Stock-based Awards shall automatically be deemed waived to the extent, if any, specified (whether at or after time of grant) by the Committee.

          In addition to the foregoing and Sections 6.1(d), 6.2(b), 6.3(d) and 6.4, the Committee may at any time prior to or after a Change in Control accelerate the exercisability of any Options and Stock Appreciation Rights and may waive restrictions, limitations and conditions on Restricted Stock, Deferred Stock, Performance Awards, Supplemental Grants, and Other Stock-based Awards to the extent it shall in its sole discretion determine.

7.3.2  Certain Corporate Transactions.

          (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the complete liquidation of the Company or the sale or transfer of substantially all of the Company's assets (a "Covered Transaction"), all outstanding Options will terminate as of the effective date of the Covered Transaction, provided that at least twenty (20) days prior to the effective date of any such merger, consolidation, liquidation or sale of assets, but subject to Paragraphs (c) and
(d) below, the Committee shall make all outstanding Options exercisable immediately prior to consummation of such Covered Transaction (to the extent that such Options are not exercisable immediately prior to the consummation of the Covered Transaction pursuant to Section 7.3.1).

          (b) Subject to Paragraphs (c) and (d) below, the Committee may, in its sole discretion, prior to the effective date of the Covered Transaction, (1) remove the restrictions from each outstanding share of Restricted Stock, (2) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant remained an employee, and (3) forgive all or any portion of the principal of or interest on a loan.

          (c) If an outstanding Option or Other Award is subject to performance or other conditions (other than conditions relating to the mere passage of time and continued employment) which will not have been satisfied at the time of the Covered Transaction, the Committee may, in its sole discretion, remove such conditions. If it does not do so however, such Option or Other Award will terminate, because the conditions have not been satisfied, as of the date of the Covered Transaction notwithstanding Paragraph (a) and (b) above.

          (d) With respect to an outstanding Option or Other Award held by the participant who, following the Covered Transaction, will be employed by a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Committee may, in lieu of the action of the Committee described in Paragraphs (a) or (b) above or in addition to any Option being exercisable immediately prior to consummation of the Covered Transaction pursuant to Section 7.3.1 above, arrange to have such surviving or acquiring corporation or affiliate assume the Option or Other Award or grant to the Participant a replacement Option or other Award which, in the judgment of the Committee, is substantially equivalent to the Option or Other Award. In the case of an assumed or substitute Option intended to be an Incentive Stock Option, the requirements of Section 424 (a) of the Code shall be satisfied except as otherwise provided by the Committee.

7.3.3  Change in Control and Related Definitions.

          A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of not more than two consecutive years (not including any period prior to January 1, 1997), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause (a), (b), or (c) of Section 7.3.3) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than

               (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 65% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

               (2) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no person acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

          (e) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided, however, that if such agreement requires approval by the Company's shareholders of the agreement or transaction or the satisfaction of other conditions, a Change in Control shall not be deemed to have taken place unless and until such approval is secured and all conditions are satisfied (but upon any such approval and the satisfaction of such conditions and the consummation of the transaction, a Change in Control shall be deemed to have occurred on the date of execution of such agreement); or

          (f) the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, provided that a Change in Control will not be deemed to have taken place unless and until actions are taken that constitute a Change in Control (but upon the taking of any such actions a Change in Control shall be deemed to have occurred on the date of such announcement); or

          (g) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control will occur upon the taking of certain action provided that the Change in Control shall not be deemed to have taken place unless and until such action is taken (but upon the taking of such action, a Change in Control shall be deemed to have occurred on the date of such resolution of the Board).

          "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, and shall also include its Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934); however, a Person shall not include

               (1) the Company, or any wholly owned or controlled subsidiary of the Company,

          (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or

          (3) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended from time to time.

8.  GENERAL PROVISIONS

8.1  Documentation of Awards.

          Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

8.2  Rights as a Stockholder, Dividend Equivalents.

          Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3  Conditions on Delivery of Stock.

          The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of issuance, and
(d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

          If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.4  Tax Withholding.

          The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

          In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant. The Committee may also, but need not, permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements on any Award.

          If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with the exercise, (b) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5  Transferability of Awards.

          Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime, an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

8.6  Adjustments in the Event of Certain Transactions.

          (a) In the event of a stock dividend, stock split or combination of shares, re-capitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a), Section 4(b), and Section 6.5.

          (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

          (c) In the case of ISOs or Awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option or other Award under
Section 422 of the Code or Section 162(m) of the Code, as the case may be.

8.7  Employment or Other Rights, Etc.

          Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

8.8  Deferral of Payments.

          The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.9  Past Services as Consideration.

          Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.  EFFECT, AMENDMENT AND TERMINATION

          Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees or other persons.

          The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code, where the compensation is intended by the Committee to so comply.

10.  GOVERNING LAW

          The Plan shall be construed in accordance with the General Corporation Law of the State of Delaware.